UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 14, 2018

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code          (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01            Entry into a Material Definitive Agreement.

On September 14, 2018 (the “Effective Date”), (i) Constellation Brands, Inc. (the “Company”), CB International Finance S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CBIF” and together with the Company, the “Borrowers”), certain of the Company’s subsidiaries as guarantors, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (the “Lenders”), entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Seventh Amended and Restated Credit Agreement dated as of August 10, 2018, by and among the Company, CBIF, the Administrative Agent and the other lenders thereto (the “Seventh Restated Credit Agreement” and as amended and restated by the Restatement Agreement, the “Eighth Restated Credit Agreement”), (ii) the Company, Bank of America, N.A., as administrative agent (the “Term Credit Agreement Administrative Agent”) and certain other lenders (the “Term Lenders”) entered into a Term Loan Credit Agreement (the “Term Credit Agreement”), and (iii) the Company, Bank of America, N.A., as administrative agent (the “Bridge Administrative Agent”) and certain other lenders (the “Bridge Lenders”) entered into a Bridge Credit Agreement (the “Bridge Credit Agreement”).

Restatement Agreement

The principal changes to the Seventh Restated Credit Agreement effected by the Restatement Agreement are (i) an increase of the revolving credit facility (the “Revolving Credit Facility”) from $1,500,000,000 to $2,000,000,000 and extension of its maturity to September 14, 2023, (ii) the revision of the financial covenants in connection with the Company’s proposed acquisition of additional common shares, plus warrants to purchase additional common shares, of Canopy Growth Corporation (the “Canopy Investment”), and (iii) the addition of various representations and warranties, covenants and an event of default related to the Canopy Investment.

Revolving Credit Facility

The Revolving Credit Facility was increased by $500,000,000 to $2,000,000,000. The maturity date of the Revolving Credit Facility was adjusted in the Eighth Restated Credit Agreement to be five years from the Effective Date.

The rate of interest payable on the Revolving Credit Facility, at the applicable Borrower’s option, is equal to (i) LIBOR plus a margin, or (ii) the highest of the federal funds effective rate plus 0.50%, the prime rate, and LIBOR plus 1.00% (the “Base Rate”), plus a margin. The margin for the Revolving Credit Facility is adjustable based upon the Company’s Debt Rating, as defined in the Eighth Restated Credit Agreement, and is between 0.875% and 1.50% for LIBOR borrowings, and 0.00% and 0.50% for Base Rate borrowings.

As of September 14, 2018, the Borrowers had $57.5 million of outstanding revolving credit loans under the Revolving Credit Facility.

Financial Covenants

The definitions of Consolidated Interest Coverage Ratio and Consolidated Net Leverage Ratio in the Eighth Restated Credit Agreement were revised to exclude indebtedness, and the related interest expense of such indebtedness, incurred by the Company or any of its subsidiaries that is designated to be used to finance the Canopy Investment and is redeemable at not more than 101% of the principal amount thereof if the Canopy Investment is not consummated. Such indebtedness, and the related interest expense of such indebtedness, will be excluded from such definitions until the earlier of the consummation of the Canopy Investment and the termination of the purchase agreement related to the Canopy Investment. In addition, the Consolidated Net Leverage Ratio was adjusted such that after consummation of the Canopy Investment, the Company’s ratio may not exceed certain maximum levels that adjust over certain time frames set forth in the Eighth Restated Credit Agreement, starting at 5.25 to 1.00 beginning with the fiscal quarter ending November 30, 2018 and adjusted to 4.00 to 1.00 beginning with the fiscal quarter ending August 31, 2021, subject to an increase to 4.50 to 1.00 in quarters after consummation of a material acquisition.

Other Revisions

The representations and warranties, covenants and events of default provisions were expanded to address compliance with the Controlled Substances Act by the Company and its subsidiaries.

Certain of the Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Lenders and their affiliates. In addition, one of the Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. Certain of the Lenders or their affiliates and affiliates of the Administrative Agent are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands.

The foregoing description of the Restatement Agreement and Eighth Restated Credit Agreement is a summary and is qualified in its entirety by reference to the Restatement Agreement including the Eighth Restated Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Term Credit Agreement

The Term Credit Agreement provides for aggregate credit facilities of $1,500,000,000, consisting of a $500,000,000 three year term loan facility (the “Three-Year Term Facility”) and a $1,000,000,000 five year term loan facility (the “Five-Year Term Facility”).

The Three-Year Term Facility is not subject to amortization payments, with the balance due and payable on the third anniversary of the Closing Date (as defined in the Term Credit Agreement). The Five-Year Term Facility will be repaid in quarterly payments of principal equal to 1.25% of the original aggregate principal amount of the Five-Year Term Facility, with the unpaid balance due and payable on the fifth anniversary of the Closing Date.

The rate of interest payable under the Term Credit Agreement, at the Company’s option, will be equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin is adjustable based upon the Company’s Debt Rating, as defined in the Term Credit Agreement. The margin with respect to the Three-Year Term Facility is between 0.875% and 1.50% for LIBOR borrowings and 0.00% and 0.50% for Base Rate borrowings. The margin with respect to the Five-Year Term Facility is between 1.00% and 1.625% for LIBOR borrowings and 0.00% and 0.625% for Base Rate borrowings. In certain circumstances where LIBOR cannot be adequately ascertained or available, the Term Credit Agreement provides a mechanism to provide for the replacement of LIBOR with an alternative benchmark rate.

The obligations under the Term Credit Agreement are guaranteed by certain subsidiaries of the Company (the “Guarantors”) pursuant to a guarantee agreement, dated as of September 14, 2018 (the “Guarantee Agreement”). The Guarantors under the Term Credit Agreement are the same subsidiary guarantors under the Eighth Restated Credit Agreement and the Bridge Credit Agreement. Each of the Guarantors unconditionally and irrevocably guaranteed to the Term Credit Agreement Administrative Agent, for the ratable benefit of the Term Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of the Company under the Term Credit Agreement.

The Term Credit Agreement sets forth certain representations and warranties of the Company to the Term Credit Agreement Administrative Agent and the Term Lenders. The Company and its subsidiaries are also subject to covenants that are contained in the Term Credit Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, transactions with affiliates, and sale and leaseback transactions, in each case subject to numerous conditions, exceptions and thresholds. The financial covenants are limited to a minimum interest coverage ratio and a maximum net debt coverage ratio.

The Term Credit Agreement provides for specified events of default some of which provide for grace periods, including failure to pay any principal or interest when due, any representation or warranty made by the Company proving to be incorrect in any material respect, failure to comply with covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting the Company or its subsidiaries, the Company or its subsidiaries becoming subject to certain judgments, a change in control of the Company, or the seizure of property in connection with a criminal offense under the Controlled Substances Act.

In the event of a default, the Term Credit Agreement Administrative Agent may, and at the request of the requisite number of Term Lenders must declare all obligations under the Term Credit Agreement immediately due and payable. For certain events of default related to insolvency and receivership, the commitments of the Term Lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

The Company intends to use the proceeds of borrowings under the Term Credit Agreement to finance a portion of the Canopy Investment.

Certain of the Term Lenders and the Term Credit Agreement Administrative Agent and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. The Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Term Lenders and their affiliates. One of the Term Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. Certain of the Term Lenders and the Term Credit Agreement Administrative Agent are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands.

The above descriptions of the Term Credit Agreement and the Guarantee Agreement are qualified in their entirety by the terms of the Term Credit Agreement and the Guarantee Agreement, as applicable, which are respectively attached hereto as Exhibit 4.2 and Exhibit 10.1 and incorporated herein by reference.

Bridge Credit Agreement

As previously reported, the Company entered into a bridge facility commitment letter (the “Bridge Commitment Letter”) on August 14, 2018 pursuant to which Bank of America, N.A. committed to provide a senior unsecured 364-day term loan facility in an aggregate principal amount of C$5,078,700,000 to finance the Canopy Investment. On the Effective Date, the Company, the Bridge Administrative Agent and the Bridge Lenders executed the Bridge Credit Agreement pursuant to which the Bridge Administrative Agent and the Bridge Lenders committed to provide a senior unsecured 364-day term loan facility in an aggregate principal amount of C$3,142,950,000. The Bridge Credit Agreement is substantially in the form of the Bridge Credit Agreement attached to the Bridge Commitment Letter although certain representations and warranties, covenants and events of default were amended primarily to make the terms of the Bridge Credit Agreement consistent with the Eighth Restated Credit Agreement and the Term Credit Agreement.

The obligations under the Bridge Credit Agreement are guaranteed by certain subsidiaries of the Company (the “Bridge Guarantors”) pursuant to a guarantee agreement, dated as of September 14, 2018 (the “Bridge Guarantee Agreement”). The Bridge Guarantors under the Bridge Credit Agreement are the same subsidiary guarantors under the Eighth Restated Credit Agreement and the Term Credit Agreement. Each of the Bridge Guarantors unconditionally and irrevocably guaranteed to the Bridge Administrative Agent, for the ratable benefit of the Bridge Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of the Company under the Bridge Credit Agreement.

Certain of the Bridge Lenders and the Bridge Administrative Agent, and their affiliates, have performed, and may in the future perform, various commercial banking, investment banking, lending, underwriting and brokerage services, and other financial and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. Also, the Company and certain of its subsidiaries have, and may in the future, enter into derivative arrangements with certain of the Bridge Lenders and their affiliates. In addition, one of the Bridge Lenders is the trustee under an indenture for certain of the Company’s outstanding notes. We further note that certain of the Bridge Lenders or their affiliates and affiliates of the Bridge Administrative Agent are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands.

The above descriptions of the Bridge Credit Agreement and the Bridge Guarantee Agreement are qualified in their entirety by the terms of the Bridge Credit Agreement and the Bridge Guarantee Agreement, as applicable, which are respectively attached hereto as Exhibit 4.3 and Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Borrowers and certain of the Company’s subsidiaries as guarantors entered into the Restatement Agreement and Eighth Restated Credit Agreement and the Company entered into the Term Credit Agreement and the Bridge Credit Agreement on September 14, 2018. See Item 1.01 which is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)        Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Restatement Agreement, dated as of September 14, 2018, by and among the Company, CB International Finance S.à r.l., certain of the Company’s subsidiaries as guarantors, Bank of America, N.A., as administrative agent, and the Lenders party thereto, including the Eighth Amended and Restated Credit Agreement dated as of September 14, 2018, by and among the Company, CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto.

4.2	Term Loan Credit Agreement, dated September 14, 2018, by and among the Company, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

4.3	Bridge Credit Agreement, dated September 14, 2018, by and among the Company, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

10.1	Guarantee Agreement (Term Loan Credit Agreement), dated as of September 14, 2018, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the Lenders.

10.2	Guarantee Agreement (Bridge Credit Agreement), dated as of September 14, 2018, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the Lenders.

INDEX TO EXHIBITS

Exhibit No.	Description

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Restatement Agreement, dated as of September 14, 2018, by and among the Company, CB International Finance S.à r.l., certain of the Company’s subsidiaries as guarantors, Bank of America, N.A., as administrative agent, and the Lenders party thereto, including the Eighth Amended and Restated Credit Agreement dated as of September 14, 2018, by and among the Company, CB International Finance S.à r.l., Bank of America, N.A., as administrative agent, and the Lenders party thereto (filed herewith).

(4.2)	Term Loan Credit Agreement, dated as of September 14, 2018, by and among the Company, Bank of America, N.A., as administrative agent, and the Lenders party thereto (filed herewith).

(4.3)	Bridge Credit Agreement, dated September 14, 2018, by and among the Company, Bank of America, N.A., as administrative agent, and the Lenders party thereto (filed herewith).

(10)	MATERIAL CONTRACTS

(10.1)	Guarantee Agreement (Term Loan Credit Agreement), dated as of September 14, 2018, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the Lenders (filed herewith).

(10.2)	Guarantee Agreement (Bridge Credit Agreement), dated as of September 14, 2018, made by the subsidiaries of Constellation Brands, Inc. from time to time party thereto in favor of Bank of America, N.A., as administrative agent, for the ratable benefit of the Lenders (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2018	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer